Exhibit 10.6

FIFTH AMENDMENT

TO EXCLUSIVE PATENT LICENSE AGREEMENT

THIS FIFTH AMENDMENT TO EXCLUSIVE PATENT LICENSE AGREEMENT (the “Fifth Amendment”) is made and entered effective as of the date of the last signature (the “Fifth Amendment Effective Date”), by and between Regents of the University of Minnesota (the “University”), a Minnesota constitutional corporation under the laws of the state of Minnesota, having a place of business at 200 Oak Street, SE, Suite 280, Minneapolis, Minnesota 55455, and Miromatrix Medical Inc., a corporation under the laws of the State of Delaware, having a business address of 10399 West 70th Street, Eden Prairie, MN 55344 (the “Company”) (each a “Party” and collectively, the “Parties”).

BACKGROUND

The Parties entered into that certain Exclusive Patent License Agreement, dated and effective as of 04 February 2010, including, without limitation, Exhibit A, Terms and Conditions of the Exclusive Patent License Agreement (the “Terms and Conditions”), and as amended under the First Amendment dated and effective as of 17 November 2010 (the “First Amendment”), the Second Amendment dated and effective as of 12 March 2013 (the “Second Amendment”), the Third Amendment dated and effective as of 16 December 2014 (the “Third Amendment”) and the Fourth Amendment dated and effective as of 21 September 2016 (the “Fourth Amendment”), under which the University transferred ownership of the University’s right, title and interest in the Licensed Patents and Patent Applications to the Company, as described more fully in the Exclusive Patent License Agreement, First Amendment, Second Amendment, Third Amendment and Fourth Amendment (as amended, the “EPLA”). The Parties wish to amend the Company’s rights and obligations under the EPLA as provided in this Fifth Amendment.

NOW, THEREFORE, THE PARTIES AGREE THAT:

1.            Capitalized terms not otherwise defined in this Fifth Amendment have the meanings ascribed to them in the EPLA (and as amended by prior Amendments).

2.            The Parties hereby amend Section 11.4.2 of the EPLA to read in its entirety as follows:

“11.4.2 Minimum Annual Cumulative Royalty Payment. Beginning in the calendar year in which any Assigned Product or combination of Assigned Products first achieves cumulative Commercial Sales of five million dollars ($5,000,000), Company shall assume a minimum annual royalty obligation as follows:

The Parties agree that an Assigned Product or combination of Assigned Products first achieved cumulative Commercial Sales of five million dollars ($5,000,000) in calendar year 2018. Therefore, if the total payments to the University under sections 11.4. and 11.5 do not aggregate to a minimum sum of $500,000 for each calendar year during the Term of this Agreement, Company shall pay the University the difference between the total amounts actually paid to the University under sections 11.4 and 11.5 of this Agreement for such year and the minimum sum of $500,000 (the “Difference”) within 30 days following the end of such year, subject to the provisions of the following sentence. The Parties agree that the payment of such Difference for each of calendar years 2020 and 2021 may be deferred by Company and such year’s Difference added to the $500,000 minimum sum required for calendar years 2022 and 2023, respectively. For example, if Company pays University $125,000 in royalties for 2020, Company shall be obligated to pay minimum sum of $875,000 in 2022. Beginning in 2024, Company will thereafter pay the $500,000 minimum sum within 30 days following the end of such year.

3.            Amendment Fee: $0. One time waiver of the license amendment fee.

IN WITNESS WHEREOF, acting through their respective duly authorized representatives, the University and the Company have duly executed, delivered and entered into this Fifth Amendment as of the Fifth Amendment Effective Date.

Regents of the University of Minnesota		Miromatrix Medical Inc.

By:	/s/ Richard Huebsch	By:	/s/ Jeff Ross

Name:	Richard Huebsch	Name:	Jeff Ross
Title:	Executive Director	Title:	President and CEO
Office for Technology
Commercialization
Date:	February 18, 2021 | 8:57 PM CST	Date:	February 21, 2021 | 8:39 AM PST